                                                                    EXHIBIT 99.1

(PRINCETON LOGO)


PRINCETON NATIONAL BANCORP, INC. COMPLETES ACQUISITION OF SOMONAUK FSB BANCORP, INC. AND GENERATES RECORD EARNINGS PER SHARE FOR THE THIRD QUARTER OF 2005

PRINCETON, Illinois -- October 25, 2005 -- Princeton National Bancorp, Inc. (NASDAQ: PNBC)

President Tony J. Sorcic announced today, "Princeton National Bancorp, Inc. reported record net income for the third quarter of $2.039 million, or fully diluted earnings per share of $.62, with a return on average equity of 13.71%. In comparing the third quarter of 2005 to the second quarter of 2005, net income increased 20.4%, fully diluted earnings per share increased 12.7%, and the return on average equity increased 5.3%. The acquisition of Somonauk FSB Bancorp, Inc. was accretive to earnings."

Sorcic continued, "On July 31, 2005, the Company completed the acquisition of Somonauk FSB Bancorp, Inc. Somonauk's subsidiary bank, Farmers State Bank, was immediately merged into Princeton National Bancorp, Inc.'s subsidiary bank, Citizens First National Bank. The Company's subsidiary bank now has 20 locations to serve customers. I have had the opportunity to meet many of our new customers and everyone has been very accepting of the changes. We are very pleased with the response from our new communities."

Chairman Craig Wesner noted, "Somonauk has been a high-performing company and the Somonauk offices are located in the middle of our marketing area. These new offices have greatly enhanced the Company's market share and visibility. The combination of these two fine staffs benefits all of the communities served by the subsidiary bank. The staff has done an outstanding job transitioning the systems of the Farmers State Bank offices. All staff members continue to do what they do best -- serve our customers and our communities."

The Company experienced record growth over the last twelve months. Total assets at September 30, 2005 of $927,529,000 increased 48.1%, total loans of $565,744,000 increased 42.9% and total deposits of $784,170,000 increased 43.6%. These outstanding results were achieved due to loan growth of $55,752,000, the addition of Somonauk's loan portfolio of $113,966,000, deposit growth of $45,398,000, and the addition of Somonauk's deposit portfolio of $192,792,000.

The ratio of non-performing loans to total loans at September 30, 2005 of 0.44% is down from 0.47% at June 30, 2005 and up from 0.12% at September 30, 2004. Net loan charge-offs as of September 30, 2005 were $28,000 compared to $82,000 for the same period in 2004. The net charge-offs and non-performing loans continue to be well below industry averages. PNBC has not recorded a loan loss provision in first nine months of 2005, however the allowance for loan losses has increased as a result of the acquisition. The Company has a high-quality loan portfolio, a low level of non-performing loans and minimal net charge-offs.

In comparing the third quarter of 2005 to the second quarter of 2005, total other income increased 12.7%. Increases were experienced in service charges on deposits, income from bank-owned life insurance and brokerage fee income. When measuring the third quarter of 2005 to the third quarter of 2004, total other income increased 20.8%. Additional income was generated in trust and farm management fees, service charges on deposits, other service charges, brokerage fees and mortgage banking income.

When comparing the first nine months of 2005 to the same period in 2004, net income increased 5.0% to $5.439 million and the return on average equity decreased 2.1% to 13.34%. Contributing to the 2004 results was the sale of the Company's credit card portfolio, which generated income of $285,000 after tax, and gains on the sales of securities of $182,000, compared to $50,000 for the same period in 2005. The acquisition of Somonauk FSB Bancorp, Inc. on July 31, 2005 had a positive impact on the above results.

The PNBC stock price reached a high of $34.00 during the third quarter and closed at $34.00 on September 30, 2005.

During the third quarter, the Company repurchased 17,000 shares of common stock at an average price of $33.52. The Company will continue to repurchase shares in the open market or in private transactions to complete the 100,000 Share Repurchase Program which was announced in January of 2005. Purchases will be dependent upon market conditions and the availability of shares. Since 1997, the Company has repurchased 1,218,871 shares of common stock through stock repurchase programs.

Construction of the facility in Aurora, Illinois should be completed and the facility opened in the spring of 2006. The Aurora/Oswego area is growing rapidly and Princeton National Bancorp, Inc. is very excited about opportunities in this market area. It is anticipated plans for the Elburn, Illinois office will begin in the fourth quarter of 2006.

Princeton National Bancorp, Inc. is a $928 million community bank with locations throughout northern Illinois, several of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high-growth markets. These communities include: Huntley, Hampshire, Minooka, Sandwich, Somonauk, Plano, Genoa, Millbrook, Newark, Peru, Princeton, Henry, Oglesby, Spring Valley and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.


--------------------------------------------------------------------------------


Inquiries should be directed to:     Lou Ann Birkey, Vice President -- Investor
                                     Relations,
                                     Princeton National Bancorp, Inc.
                                     (815) 875-4444,
                                     E-Mail address: pnbc@citizens1st.com

                                (PRINCETON LOGO)

                           CONSOLIDATED BALANCE SHEETS


(dollars in thousands, except share data)                      September 30,
                                                                   2005              December 31,
                                                                (unaudited)              2004
                                                              ---------------       ---------------
ASSETS

Cash and due from banks                                       $        17,771       $        14,025
Interest-bearing deposits with financial institutions                     288                    65
Federal funds sold                                                        500                     0
                                                              ---------------       ---------------
     Total cash and cash equivalents                                   18,559                14,090

Loans held for sale, at lower of cost or market                         1,882                 1,301

Investment securities available-for-sale, at fair value               238,093               175,129
Investment securities held-to-maturity, at amortized cost              21,366                13,680
                                                              ---------------       ---------------
     Total investment securities                                      259,459               188,809

Loans, net of unearned interest                                       565,744               410,044
Allowance for loan losses                                              (3,336)               (2,524)
                                                              ---------------       ---------------
     Net loans                                                        562,408               407,520

Premises and equipment, net                                            22,801                17,924
Bank-owned life insurance                                              20,515                15,870
Interest receivable                                                     8,898                 5,000
Goodwill, net of accumulated amortization                              22,332                 1,355
Intangible assets, net of accumulated amortization                      7,126                 1,317
Other real estate owned                                                   532                     0
Other assets                                                            3,017                 2,552
                                                              ---------------       ---------------

     TOTAL ASSETS                                             $       927,529       $       655,738
                                                              ===============       ===============

---------------------------------------------------------------------------------------------------

LIABILITIES

Demand deposits                                               $        82,264       $        75,015
Interest-bearing demand deposits                                      240,849               191,271
Savings deposits                                                      107,268                58,675
Time deposits                                                         353,789               248,600
                                                              ---------------       ---------------
     Total deposits                                                   784,170               573,561

Customer repurchase agreements                                         28,866                16,870
Advances from the Federal Home Loan Bank                                9,341                 5,000
Interest-bearing demand notes issued to the U.S. Treasury               2,411                 1,765
Federal funds purchased                                                     0                 1,000
Trust Preferred securities                                             25,000                     0
Note payable                                                            6,700                   900
                                                              ---------------       ---------------
     Total borrowings                                                  72,318                25,535

Other liabilities                                                       7,857                 4,273
                                                              ---------------       ---------------
     Total liabilities                                                864,345               603,369
                                                              ---------------       ---------------

STOCKHOLDERS' EQUITY

Common stock                                                           22,392                20,699
Surplus                                                                16,944                 7,810
Retained earnings                                                      44,926                42,156
Accumulated other comprehensive income (loss), net of tax                 (39)                  951
Less:  Treasury stock                                                 (21,039)              (19,247)
                                                              ---------------       ---------------
     Total stockholders' equity                                        63,184                52,369
                                                              ---------------       ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $       927,529       $       655,738
                                                              ===============       ===============


CAPITAL STATISTICS  (UNAUDITED)

YTD average equity to average assets                                     7.48%                 8.24%
Tier 1 leverage capital ratio                                            7.05%                 7.62%
Tier 1 risk-based capital ratio                                         10.59%                10.94%
Total risk-based capital ratio                                          11.19%                11.49%
Book value per share                                          $         18.80       $         17.13
Closing market price per share                                $         34.00       $         28.80
End of period shares outstanding                                    3,360,036             3,058,000
End of period treasury shares outstanding                           1,118,260             1,081,841

                                (PRINCETON LOGO)

CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED)
(dollars in thousands, except share data)

                                                             THREE MONTHS      THREE MONTHS       NINE MONTHS       NINE MONTHS
                                                                ENDED             ENDED              ENDED             ENDED
                                                            Sept. 30, 2005    Sept. 30, 2004     Sept. 30, 2005    Sept. 30, 2004
                                                            --------------    --------------     --------------    --------------
INTEREST INCOME

Interest and fees on loans                                  $        8,547    $        5,900     $       21,609    $       17,414
Interest and dividends on investment securities                      2,419             1,530              5,838             4,549
Interest on federal funds sold                                          65                 2                 75                 8
Interest on interest-bearing time deposits in other banks               34                 2                 43                 6
                                                            --------------    --------------     --------------    --------------
     Total Interest Income                                          11,065             7,434             27,565            21,977
                                                            --------------    --------------     --------------    --------------

INTEREST EXPENSE

Interest on deposits                                                 3,866             2,114              9,098             6,278
Interest on borrowings                                                 673               116              1,072               321
                                                            --------------    --------------     --------------    --------------
     Total Interest Expense                                          4,539             2,230             10,170             6,599
                                                            --------------    --------------     --------------    --------------

NET INTEREST INCOME                                                  6,526             5,204             17,395            15,378
Provision for loan losses                                                0                75                  0               375
                                                            --------------    --------------     --------------    --------------

NET INTEREST INCOME AFTER PROVISION                                  6,526             5,129             17,395            15,003
                                                            --------------    --------------     --------------    --------------

NON-INTEREST INCOME
Trust & farm management fees                                           364               343              1,192             1,045
Service charges on deposit accounts                                    936               845              2,416             2,377
Other service charges                                                  357               278                953               877
Gain on sales of securities available-for-sale                          21                 0                 50               182
Gain on sale of loans                                                    0                 0                  0               465
Brokerage fee income                                                   212               135                504               513
Mortgage banking income                                                198               123                527               406
Bank-owned life insurance                                              169               137                444               420
Other operating income                                                  38                39                120               124
                                                            --------------    --------------     --------------    --------------
     Total Non-Interest Income                                       2,295             1,900              6,206             6,409
                                                            --------------    --------------     --------------    --------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                       3,621             2,770              9,608             8,228
Occupancy                                                              428               354              1,105             1,018
Equipment expense                                                      494               398              1,418             1,188
Federal insurance assessments                                           63                55                179               174
Intangible assets amortization                                          81                52                185               156
Data processing                                                        202               187                605               556
Advertising                                                            218               191                536               523
Other operating expense                                              1,095               880              2,861             2,667
                                                            --------------    --------------     --------------    --------------
     Total Non-Interest Expense                                      6,202             4,887             16,497            14,510
                                                            --------------    --------------     --------------    --------------

INCOME BEFORE INCOME TAXES                                           2,619             2,142              7,104             6,902
Income tax expense                                                     580               509              1,665             1,719
                                                            --------------    --------------     --------------    --------------

NET INCOME                                                  $        2,039    $        1,633     $        5,439    $        5,183
                                                            ==============    ==============     ==============    ==============



NET INCOME PER SHARE:
     BASIC                                                  $         0.63    $         0.53     $         1.75    $         1.67
     DILUTED                                                $         0.62    $         0.52     $         1.73    $         1.64

Basic weighted average shares outstanding                        3,252,157         3,074,308          3,114,303         3,098,357
Diluted weighted average shares outstanding                      3,283,682         3,127,810          3,139,371         3,167,894


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                              0.94%             1.05%              1.00%             1.13%
Return on average equity                                             13.71%            12.76%             13.34%            13.63%
Net interest margin (tax-equivalent)                                  3.65%             3.94%              3.80%             3.95%
Efficiency ratio (tax-equivalent)                                    66.01%            65.22%             65.98%            63.32%


ASSET QUALITY

Net loan charge-offs                                        $            6    $          (22)    $           28    $           82
Total non-performing loans                                  $        2,514    $          494     $        2,514    $          494
Non-performing loans as a % of total loans                            0.44%             0.12%              0.44%             0.12%